                                                   Registration No. 333-________
                                                            Filed April 27, 1998


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                     FIRST FEDERAL FINANCIAL BANCORP, INC.
--------------------------------------------------------------------------------
  (Exact Name of Registrant as specified in its Certificate of Incorporation)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                                   31-1456058
--------------------------------------------------------------------------------
                       (IRS Employer Identification No.)


415 Center Street, Ironton, Ohio                                           45638
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)


                               STOCK OPTION PLAN
                    RECOGNITION AND RETENTION PLAN AND TRUST
--------------------------------------------------------------------------------
                           (Full Title of the Plans)


                                          Copies   to:
I. Vincent Rice                           Norman B. Antin, Esq.
President                                 Patricia J. Wohl, Esq.
First Federal Financial Bancorp, Inc.     Elias, Matz, Tiernan & Herrick L.L.P.
415 Center Street                         734 15th Street, N.W.
Ironton, Ohio  45638                      Washington, D.C.
(614) 532-6845                            (202) 347-0300

-------------------------------------
(Name, address, and telephone number
 of agent for service)


                               Page 1 of 14 pages
                    Index to Exhibits is located on page 6.

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed         Proposed Maximum
        Title of                                 Maximum             Aggregate            Amount of
       Securities           Amount to be      Offering Price       Offering Price       Registration
    to be Registered        Registered(1)       Per Share                                   Fee
-----------------------------------------------------------------------------------------------------
 Common Stock, par
   value $.01                   37,529            $12.00(2)          $450,348(2)           $132.85

 Common Stock, par
   value $.01                   29,649             17.75(3)           526,270(3)            155.25
                              --------                             ----------              -------
                                67,178(4)                             976,618               288.10
                              --------                             ----------              -------

 Common Stock, par
   value $.01                   26,871(5)          17.75(3)           476,960(3)            140.70
                              --------                             ----------              -------
   Total                        94,049                             $1,453,578              $428.80
                              ========                             ==========              =======
-----------------------------------------------------------------------------------------------------


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Federal Financial Bancorp, Inc. ("Company" or "Registrant") Stock Option Plan and Recognition and Retention Plan and Trust ("Recognition Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $.01 par value per share ("Common Stock"), of the Company.

(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 37,529 shares of Common Stock which have been granted under the Stock Option Plan as of the date hereof but not yet exercised.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for (i) 29,649 shares for which stock options have not been granted under the Stock Option Plan, and (ii) 26,871 shares held by the trust established pursuant to the Recognition Plan is equal to the average of the high and low prices of the Common Stock of the Company on April 16, 1998 on the OTC Bulletin Board.

(4) Represents shares currently reserved for issuance pursuant to the Stock Option Plan.

(5) Represents shares currently reserved for issuance pursuant to the Recognition Plan.

                        ------------------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                     PART I

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


---------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                 (a) The description of the Common Stock of the Company contained in "Description of Capital Stock of the Company" in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-1672) filed with the Commission on February 26, 1996, as amended;

                 (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the prospectus referred to in clause (a) above;

                 (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 10, 1996;

                 (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM. 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

         Article IX of the Registrant's Certificate of Incorporation provides as follows:

         The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article IX shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         Article VI of the Registrant's Bylaws provides as follows:

         6.1 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent.

         6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

         6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


         No.             Exhibit                                           Page
         --              -------                                           ----
         4               Stock Certificate*                                 --

         5               Opinion of Elias, Matz, Tiernan & Herrick          E-1
                          L.L.P. as to the legality of the securities

         10.2            Stock Option Plan**                                --

         10.3            Recognition and Retention Plan and Trust**         --

         23.1            Consent of Elias, Matz, Tiernan & Herrick          --
                          L.L.P. (contained in the opinion included
                          as Exhibit 5)

         23.2            Consent of Kelley, Galloway & Company, PSC         E-3

         24              Power of attorney for any subsequent               --
                          amendments is located in the signature pages



---------------

* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-1672) filed with the Commission on February 26, 1996, as amended.

** Incorporated by reference from the Form 10-KSB for the fiscal year ended September 30, 1996 filed by the Registrant with the SEC on December 26, 1996.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Ohio on April 27, 1998.


                           FIRST FEDERAL FINANCIAL BANCORP, INC.


                           By:  /s/ I. Vincent Rice
                                ------------------------------------------
                                   I. Vincent Rice
                                   President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints I. Vincent Rice his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



 /s/ I. Vincent Rice                                                                           April 27, 1998
 -----------------------------------------------
 I. Vincent Rice
 President
 (Principal Executive Officer)




 /s/ Jeffery W. Clark                                                                          April 27, 1998
 -----------------------------------------------
 Jeffery W. Clark
 Comptroller
 (Principal Financial and Accounting
  Officer)



 /s/ Thomas D. Phillips
 ----------------------------------------------
 Thomas D. Phillips                                                                            April 27, 1998
 Chairman

 /s/ James E. Waldo                                                                            April 27, 1998
 ----------------------------------------------
 James E. Waldo
 Vice Chairman



 /s/ Edith M. Daniels                                                                          April 27, 1998
 ----------------------------------------------
 Edith M. Daniels
 Corporate Secretary and Director


 /s/ Edward R. Rambacher                                                                       April 27, 1998
 ----------------------------------------------
 Edward R. Rambacher
 Director


 /s/ Steven C. Milleson                                                                        April 27, 1998
 ----------------------------------------------
 Steven C. Milleson
 Director


 /s/ William P. Payne                                                                          April 27, 1998
 ----------------------------------------------
 William P. Payne
 Director